UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2013

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

6804 South Canton Avenue, Suite 150	74136
Tulsa, OK	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation

On July 22, 2013, 3DIcon Corporation (the “Company”) entered into a third amendment agreement (the “Amendment”) with CP US Income Group LLC (“CPUS”), the successor in interest of GCA Strategic Investment Fund Limited (“GCASIF”) to that certain Convertible Bridge Note in principal amount of $300,000 and due November 26, 2012, as amended on December 21, 2012 to increase the principal amount to $325,000 and on May 28, 2013 to extend the maturity date to August 1, 2013 (the “Note”) and that certain Securities Purchase Agreement dated as of August 24, 2012, as amended on December 21, 2012 and May 28, 2013 (the “SPA”).

Pursuant to the Amendment, CPUS agreed to extend the maturity of the Note from August 1, 2013 to July 22, 2014 and to waive, if any, existing or prior defaults under the Note or SPA and the Company agreed to (i) amend the conversion price of the Note to the greater of (x) the par value of the Common Stock, or (y) 60% of the lowest closing bid price, as reported by Bloomberg, L.P., for the 10 trading days prior to the date CPUS requests conversion of all or part of the Note; and (ii) agreed to file a prospectus supplement to the Form 424B3 filed by the Company on February 15, 2013 in order to identify CPUS as a Selling Stockholder in place of GCASIF.

The foregoing information is a summary of the Amendment, the Note and the SPA, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K and the Current Report on Form 8-K filed on August 31, 2012.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 .	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

10.1	Third Amendment to Securities Purchase Agreement and Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	3DICON CORPORATION

By: /s/ Mark Willner
Name: Mark Willner
Position: Chief Executive Officer